Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sagimet Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Series A common stock, $0.0001 par value per share(2)	Rule 457(o)			$75,000,000	$0.00011020	$8,265.00
Fees Previously Paid
	Total Offering Amounts					$75,000,000		$8,265.00
	Total Fees Previously Paid							—
	Total Fees Offsets							$8,183.00
	Net Fee Due							$82.00

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Sagimet Biosciences Inc.	S-1	333-255304(1)	April 16, 2021		$8,183.00	Equity	Class A common stock, $0.0001 par value per share		$75,000,000

Fee Offset Sources	Sagimet Biosciences Inc.	S-1	333-255304(1)	April 16, 2021							$8,183.00

(1) The Registrant paid a registration fee of $8,183 in connection with the registration of $75,000,000 of shares of the Registrant’s Class A common stock, par value $0.0001 per share, under the Registration Statement on Form S-1, filed on April 16, 2021 (File No. 333-255304 (the “Prior S-1”). The Prior S-1 was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior S-1 was withdrawn by filing a Form RW on March 21, 2022. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $8,183, representing the fee paid in connection with the Prior S-1.